Exhibit 5.2

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

September 7, 2021

Aflac Incorporated

1932 Wynnton Road

Columbus, Georgia 31999

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Aflac Incorporated, a Georgia corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) an indeterminate principal amount of the Company’s senior debt securities (the “Senior Debt Securities”) and (ii) an indeterminate principal amount of the Company’s subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities are to be issued under a Senior Indenture dated as of May 21, 2009 (the “Senior Indenture”) between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Subordinated Debt Securities are to be issued under a Subordinated Indenture dated as of September 26, 2012 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) between the Company, as issuer, and the Trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indentures and the resolutions adopted by the Company’s board of directors (the “Board”) relating to the Registration Statement, the Indentures and the issuance of the Debt Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Aflac Incorporated

September 7, 2021

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the applicable Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities as contemplated by the applicable Indenture; (iv) a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officer’s certificate), in each case in accordance with the provisions of the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof and the applicable Indenture; and (v) the certificates evidencing the Debt Securities of such series shall be in substantially the form filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s certificate of incorporation and bylaws, resolutions of the Board or a duly authorized committee thereof, the applicable Indenture and the supplemental indenture or officer’s certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Debt Securities of each series:

(a)            all Debt Securities of such series will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(b)           the execution, delivery and performance by the Company of such Debt Securities, the applicable Indenture and the supplemental indenture or officer’s certificate, as the case may be, establishing the form and terms of such series of Debt Securities will not (A) contravene or violate the Company’s certificate of incorporation or bylaws or any law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

Aflac Incorporated

September 7, 2021

(c)            the authorization by the Company of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and other documents;

(d)           the applicable Indenture will not have been modified or amended (other than by a supplemental indenture or officer’s certificate establishing the form or terms of the Debt Securities of any series);

(e)            the certificate of incorporation and bylaws of the Company and resolutions of the Board, as currently in effect, will not have been modified or amended and will be in full force and effect; and

(f)            the form and terms of such series of Debt Securities shall have been established by the Board, a duly authorized committee thereof or a duly authorized officer of the Company acting pursuant to authority delegated to such officer by the Board or a duly authorized committee of the Board, all in accordance with, and within any parameters or limitations established by, the Company’s certificate of incorporation and bylaws, resolutions of the Board, the applicable Indenture and applicable law, and such terms will be accurately reflected in the certificates evidencing such series of Debt Securities and the supplemental indenture or officer’s certificate, as the case may be, establishing the form and terms of such series of Debt Securities.

We have further assumed that the Debt Securities and any supplemental indenture or officer’s certificate establishing the form and terms of the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Except as expressly set forth herein, with respect to any instrument or agreement executed or to be executed by any party, we have also assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by such party and (iii) such instrument or agreement is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

Aflac Incorporated

September 7, 2021

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars; (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP